Exhibit 12
                                                                      ----------
                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES




                                                               Six Months Ended
                                                                 June 30, 2002
                                                              ------------------
                                                          (Dollars in thousands)
EARNINGS
  Loss before income taxes                                         $    (61,704)
      Add (Deduct):
        Earnings on Equity Method                                       (17,748)
        Distributions from Minority Subsidiaries                          5,773
        Minority interest in income of majority-owned subsidiaries
          that do not have fixed charges                                 (6,138)
                                                                   ------------
                                                                   $    (79,817)

      Add fixed charges:
        Consolidated interest expense                              $     17,296
        Deferred debt expense                                               391
        Interest Portion (1/3) of Consolidated Rent Expense               8,124
                                                                   ------------
                                                                   $    (54,006)
                                                                   ============

FIXED CHARGES
      Consolidated interest expense                                $     17,296
      Deferred debt expense                                                 391
      Interest Portion (1/3) of Consolidated Rent Expense                 8,124
                                                                   ------------
                                                                   $     25,811
                                                                   ============

RATIO OF EARNINGS TO FIXED CHARGES                                        (2.09)
                                                                   ============

  Tax-Effected Preferred Dividends                                 $         78
  Fixed Charges                                                          25,811
                                                                   ------------
      Fixed Charges and Preferred Dividends                        $     25,889
                                                                   ============

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS                (2.09)
                                                                   ============

    The dollar deficiency resulting in less than one-to-one coverage is $79,817.